                                                                       Exhibit 3

                                VOTING AGREEMENT

     This Voting Agreement (this "AGREEMENT") is made and entered into as of April 16, 2004, by and between the stockholders set forth on the signature pages hereto (each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS") and SeraCare Life Sciences, Inc., a California corporation ("BUYER").

                                    RECITALS

     WHEREAS, Buyer and Boston Biomedica, Inc., a Massachusetts corporation ("PARENT") are parties to that certain Asset Purchase Agreement dated as of April 16, 2004 (the "PURCHASE AGREEMENT") by and among Buyer, Parent and BBI Biotech Research Laboratories, Inc., a Massachusetts corporation. In order to induce Buyer to enter into the Purchase Agreement, the Stockholders have entered into this Agreement with Buyer. Each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding Common Stock, $0.01 par value per share, of Parent as is indicated on the final page of this Agreement (the "SHARES").

                                    AGREEMENT

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   AGREEMENT TO RETAIN SHARES.

          (a) TRANSFER AND ENCUMBRANCE. Each Stockholder agrees not to (i) transfer (which term shall include, without limitation, any sale, exchange, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of the Shares or any New Shares (as such term is defined in Section 1(b)) or any interest therein, or otherwise dispose of or create or permit to exist any lien on such shares; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such shares; (iv) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares; or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby or by the Purchase Agreement, at any time prior to the Expiration Date. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) the Closing (as such term is defined in the Purchase Agreement), or (ii) the date of termination of the Purchase Agreement.

          (b) NEW SHARES. Each Stockholder agrees that any shares of capital stock of Parent that such Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. AGREEMENT TO VOTE SHARES. Prior to the Expiration Date, at every meeting of the stockholders of Parent called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following, each Stockholder shall vote the Shares and any New Shares (to the extent such New Shares have voting rights) (i) in favor of approval of the Purchase Agreement and any matter necessary to facilitate the consummation of the Purchase Agreement and all transactions contemplated thereby, and (ii) against any Acquisition Proposal (as such term is defined in the Purchase Agreement), or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Purchase Agreement or which could reasonably be expected to result in any of the conditions to Parent's obligations under the Purchase Agreement not being fulfilled; provided, however, that such Stockholder shall not be required to vote the Shares and any New Shares in favor of approval of the matters identified in clause (i) or against the matters identified in clause
(ii) of this Section 2 if (A) a Superior Offer (as such term is defined in the Purchase Agreement) is made after the date of this Agreement, and (B) in response to such Superior Offer the Board of Directors of Parent withholds, withdraws, amends or modifies its recommendation in favor of the Stockholder Approval Matters (as such term is defined in the Purchase Agreement) in a manner materially adverse to Buyer because the Board of Directors of Parent has reasonably concluded in good faith, after consultation with its outside counsel, that the failure to withhold, withdraw, amend or modify such recommendation would violate its fiduciary obligations under applicable law.

     3. IRREVOCABLE PROXY; POWER OF ATTORNEY. Without limiting the generality of the foregoing, each Stockholder hereby irrevocably constitutes and appoints Buyer or its designee as its attorney and proxy, with full power of substitution and re-substitution to vote such Stockholder's Shares and any New Shares (to the extent such New Shares have voting rights) for and in the name, place and stead of such Stockholder at any meeting and at any adjournment thereof, or pursuant to any written consent of stockholders of Parent, in accordance with the agreements set forth in Section 2 hereof. Subject to the provisions of Section 8 below, this proxy and power of attorney is irrevocable (at all times prior to the Expiration Date) and coupled with an interest. Each Stockholder hereby revokes all other proxies and power of attorney with respect to the Shares and/or any New Shares that it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted (and if granted, shall not be effective) by such Stockholder with respect thereto. Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to Buyer a proxy (the form of which is attached hereto as SCHEDULE 1, the "PROXY"), covering the total number of Shares and New Shares beneficially owned or as to which beneficial ownership is acquired (as such term is defined in Rule 13d-3 under the Exchange Act) by such Stockholder.

     4.   NO SOLICITATION.

          (a)     NO SOLICITATION OR NEGOTIATION. Except as set forth in this
Section 4, prior to the Expiration Date, none of the Stockholders shall, directly or indirectly:

                  (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal;

                  (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal;

                  (iii) engage in discussions with any person with respect to any Acquisition Proposal;

                  (iv)   approve, endorse or recommend any Acquisition Proposal;
or

                  (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined in the Purchase Agreement); provided, however, that a Stockholder may, solely in the Stockholder's capacity as a Representative (as such term is defined in the Purchase Agreement) of Parent, take such actions as may be permitted under Section 6.2(a) of the Purchase Agreement, but only if the conditions set forth in Section 6.2(a) for such actions have been satisfied.

          (b) NOTICES; ADDITIONAL NEGOTIATIONS. In addition to the obligations of the Stockholders set forth in paragraph (a) of this Section 4, prior to the Expiration Date, each Stockholder shall advise Buyer orally and in writing within 24 hours of the receipt thereof, of any request received by such Stockholder for nonpublic information which such Stockholder reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry received by such Stockholder with respect to, or which such Stockholder reasonably believes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Each Stockholder will keep Buyer informed (orally and in writing) on a current basis and in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

          (c) CESSATION OF ONGOING DISCUSSIONS. Each Stockholder shall cease immediately any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

          (d)     Notwithstanding anything to the contrary stated herein, this
Section 4 shall not apply to any of the Stockholders in their respective capacity as either an officer or director of Parent and any actions undertaken or omissions by a Stockholder in any such capacity shall be governed exclusively by the Purchase Agreement.

     5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDER. Each Stockholder hereby represents, warrants and covenants to Buyer that (i) such Stockholder is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances (except pursuant to marital property laws) that would interfere with the voting of the Shares in accordance with this Agreement or the granting of any proxy with respect thereto; (ii) such Stockholder does not beneficially own any shares of capital stock of Parent other than the Shares; (iii) such Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy; and (iv) the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Stockholder.

     6. ADDITIONAL DOCUMENTS. Each Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable to carry out the purpose and intent of this Agreement.

     7. CONSENT AND WAIVER. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Purchase Agreement under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have.

     8. TERMINATION. This Agreement and each of the Proxies delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date; provided, however, that no such termination of this Agreement or the Proxies shall relieve the Stockholders from any liability for any breach of this Agreement or the Proxies prior to their respective termination. Notwithstanding any other provision of this Agreement, the Stockholders, acting unanimously, may terminate this Agreement and any Proxy and be released from all obligations to vote their respective Shares, in accordance with the provisions of this Agreement or to have their respective Shares voted in accordance with any Proxy in the event the Purchase Agreement is materially amended or modified. For purposes of this Section 8, an extension of the terminate date set forth in Section 11.1(b) of the Purchase Agreement shall not be deemed to be a material amendment or modification of the Purchase Agreement.

     9.   MISCELLANEOUS.

          (a) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this
Section 9(a) shall be binding upon the parties and their respective successors and assigns.

          (b) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the state and federal courts located in or for the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

          (c) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (d) TITLES AND SUBTITLES. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (e) NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to Buyer, addressed to:

                  SeraCare Life Science, Inc.
                  1935 Avenida del Oro, Suite F
                  Oceanside, CA  92056
                  Attention: President
                  Facsimile: (760) 806-8933

          With a copy to:

                  O'Melveny & Myers LLP
                  114 Pacific, Suite 100
                  Irvine, CA  92618-3318
                  Attention: Andor D. Terner, Esq.
                  Facsimile: (949) 737-2300

          If to a Stockholder, to the address for such Stockholder set forth on the signature page hereto.

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

          (f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

          (g) ASSIGNMENT. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of either party may be assigned without the prior written consent of the other party (any such attempted assignment shall be void).

          (h) REMEDIES. Each Stockholder acknowledges that if such Stockholder fails to perform any of its covenants, agreements or obligations under this Agreement immediate and irreparable harm or injury would be caused to Buyer for which money damages would not be an adequate remedy. In such event, each Stockholder agrees that Buyer shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if Buyer should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Stockholder hereby waives the claim or defense that Buyer has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.


                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                       SERACARE LIFE SCIENCES, INC.,
                                       a California corporation

                                       By:    /s/ Michael F. Crowley II
                                              -------------------------
                                       Name:  Michael F. Crowley II
                                       Title: CEO

                                       Address:  1935 Avenida del Oro, Suite F
                                                 Oceanside, CA  92056
                                                 Attention:  President
                                                 Facsimile No.:  (760) 806-8933

                                       STOCKHOLDER

                                       By:    /s/ Richard P. Kiphart
                                              ----------------------
                                       Name:  Richard P. Kiphart

                                       Title: --

                                       Address:
                                       608 Elm Street
                                       Winnetka, IL 60093

                                       Shares beneficially owned:

                                       Class of Shares                   Number
                                       ---------------                   ------
                                       Common Stock................   1,542,985

                                       STOCKHOLDER
                                       Shoreline Micro-Cap Fund I LP


                                       By:    /s/ Richard P. Kiphart
                                              ----------------------
                                       Name:  Richard P. Kiphart
                                       Title: Partner

                                       Address:
                                       c/o William Blair & Co.
                                       (Richard P. Kiphart)
                                       222 W. Adams Street
                                       Chicago, IL 60606

                                       Shares beneficially owned:

                                       Class of Shares                   Number
                                       ---------------                   ------
                                       Common Stock..................    365,613

                                       STOCKHOLDERS

                                       By:    /s/ Rebecca S. Kiphart
                                              ----------------------
                                       Name:  Rebecca S. Kiphart
                                       Title: --

                                       Address:
                                       608 Elm Street
                                       Winnetka, IL 60093


                                       Shares beneficially owned:

                                       Class of Shares                   Number
                                       ---------------                   ------
                                       Common Stock..................    90,000

                                   SCHEDULE 1

                    IRREVOCABLE PROXY TO VOTE STOCK OF PARENT


       The undersigned stockholder of Boston Biomedica, Inc., a Massachusetts corporation ("PARENT"), hereby irrevocably appoints the Chief Executive Officer and Chief Financial Officer from time to time (currently Michael Crowley, Jr. and Tim Hart, respectively) of SeraCare Life Sciences, Inc., a California corporation ("BUYER"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares and this subject matter until after the Expiration Date (as defined below).

       This Proxy is irrevocable, is granted pursuant to that certain Voting Agreement of even date herewith, by and between Buyer and the undersigned stockholder, among others (the "VOTING AGREEMENT"), and is granted in consideration of Buyer entering into that certain Asset Purchase Agreement, of even date herewith, by and among Parent, Buyer and BBI Biotech Research Laboratories, Inc., a Massachusetts corporation (the "PURCHASE Agreement"). This Proxy shall terminate on the Expiration Date (as such term is defined in the Voting Agreement). Notwithstanding any other provision of this Proxy, the undersigned stockholder may terminate this Proxy and be released from all obligations to vote his Shares in accordance with the provisions of this Proxy in the event the Voting Agreement is terminated pursuant to Section 8 of the Voting Agreement.

       The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 43 of Chapter 156B of the Annotated Laws of Massachusetts, or such successor provision of the law contained in Chapter 156D of the Massachusetts Business Corporation Act, which becomes effective on July 1, 2004), at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting (i) in favor of approval of the Purchase Agreement and in favor of any matter necessary to facilitate the Purchase Agreement, and (ii) against any Acquisition Proposal (as such term is defined in the Purchase Agreement), or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Purchase Agreement or which could reasonably be expected to result in any of the conditions to Parent's obligations under the Purchase Agreement not being

                                  Schedule 1-1


fulfilled; provided, however, that the undersigned shall not be required to vote the Shares and any New Shares in favor of approval of the matters identified in clause (i) or against the matters identified in clause (ii) of this paragraph if
(A) a Superior Offer (as such term is defined in the Purchase Agreement) is made after the date of this Agreement, and (B) in response to such Superior Offer the Board of Directors of Parent withholds, withdraws, amends or modifies its recommendation in favor of the Stockholder Approval Matters (as such term is defined in the Purchase Agreement) in a manner materially adverse to Buyer because the Board of Directors of Parent has reasonably concluded in good faith, after consultation with its outside counsel, that the failure to withhold, withdraw, amend or modify such recommendation would violate its fiduciary obligations under applicable law. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

       Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.


                           [SIGNATURE PAGE TO FOLLOW]





                                  Schedule 1-2

       IN WITNESS WHEREOF, the undersigned has caused this Proxy to be executed as of the date set forth below.

         Dated:  April 16, 2004

                                           /s/ RICHARD P. KIPHART
                                           ----------------------------------
                                           RICHARD KIPHART



                                           Shares beneficially owned:

                                           CLASS OF SHARES        NUMBER
                                           ---------------        ------
                                           Common Stock........ 1,542,985*

* Includes (i) 90,000 shares of Common Stock held of record by Rebecca Kiphart,
(ii) 357,791 shares of Common Stock held of record by Shoreline Micro-Cap Fund I LP, (iii) warrants to purchase an aggregate of 7,822 shares of Common Stock held of record by Shoreline Micro-Cap Fund I LP, (iv) warrants to purchase an aggregate of 27,734 shares of Common Stock held of record by Richard Kiphart.



                                  Schedule 1-3

                                   SCHEDULE 1

                    IRREVOCABLE PROXY TO VOTE STOCK OF PARENT


       The undersigned stockholder of Boston Biomedica, Inc., a Massachusetts corporation ("PARENT"), hereby irrevocably appoints the Chief Executive Officer and Chief Financial Officer from time to time (currently Michael Crowley, Jr. and Tim Hart, respectively) of SeraCare Life Sciences, Inc., a California corporation ("BUYER"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares and this subject matter until after the Expiration Date (as defined below).

       This Proxy is irrevocable, is granted pursuant to that certain Voting Agreement of even date herewith, by and between Buyer and the undersigned stockholder, among others (the "VOTING AGREEMENT"), and is granted in consideration of Buyer entering into that certain Asset Purchase Agreement, of even date herewith, by and among Parent, Buyer and BBI Biotech Research Laboratories, Inc., a Massachusetts corporation (the "PURCHASE Agreement"). This Proxy shall terminate on the Expiration Date (as such term is defined in the Voting Agreement). Notwithstanding any other provision of this Proxy, the undersigned stockholder may terminate this Proxy and be released from all obligations to vote its Shares in accordance with the provisions of this Proxy in the event the Voting Agreement is terminated pursuant to Section 8 of the Voting Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 43 of Chapter 156B of the Annotated Laws of Massachusetts, or such successor provision of the law contained in Chapter 156D of the Massachusetts Business Corporation Act, which becomes effective on July 1, 2004), at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting (i) in favor of approval of the Purchase Agreement and in favor of any matter necessary to facilitate the Purchase Agreement, and (ii) against any Acquisition Proposal (as such term is defined in the Purchase Agreement), or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Purchase Agreement or which could reasonably be expected to result in any of the conditions to Parent's obligations under the Purchase Agreement not being

                                  Schedule 1-1
fulfilled; provided, however, that the undersigned shall not be required to vote the Shares and any New Shares in favor of approval of the matters identified in clause (i) or against the matters identified in clause (ii) of this paragraph if
(A) a Superior Offer (as such term is defined in the Purchase Agreement) is made after the date of this Agreement, and (B) in response to such Superior Offer the Board of Directors of Parent withholds, withdraws, amends or modifies its recommendation in favor of the Stockholder Approval Matters (as such term is defined in the Purchase Agreement) in a manner materially adverse to Buyer because the Board of Directors of Parent has reasonably concluded in good faith, after consultation with its outside counsel, that the failure to withhold, withdraw, amend or modify such recommendation would violate its fiduciary obligations under applicable law. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

       Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.


                           [SIGNATURE PAGE TO FOLLOW]




                                  Schedule 1-2

       IN WITNESS WHEREOF, the undersigned has caused this Proxy to be executed as of the date set forth below.

         Dated:  April 16, 2004

                                           SHORELINE MICRO-CAP FUND I LP


                                           By: /s/ RICHARD P. KIPHART
                                              -------------------------------
                                           Name:  Richard P. Kiphart
                                           Title: Partner

                                           Shares beneficially owned:

                                           CLASS OF SHARES          NUMBER
                                           ---------------          ------
                                           Common Stock.........    365,613*

* Includes warrants to purchase an aggregate of 7,822 shares of Common Stock.


                                  Schedule 1-3

                                   SCHEDULE 1

                    IRREVOCABLE PROXY TO VOTE STOCK OF PARENT


       The undersigned stockholder of Boston Biomedica, Inc., a Massachusetts corporation ("PARENT"), hereby irrevocably appoints the Chief Executive Officer and Chief Financial Officer from time to time (currently Michael Crowley, Jr. and Tim Hart, respectively) of SeraCare Life Sciences, Inc., a California corporation ("BUYER"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares and this subject matter until after the Expiration Date (as defined below).

       This Proxy is irrevocable, is granted pursuant to that certain Voting Agreement of even date herewith, by and between Buyer and the undersigned stockholder, among others (the "VOTING AGREEMENT"), and is granted in consideration of Buyer entering into that certain Asset Purchase Agreement, of even date herewith, by and among Parent, Buyer and BBI Biotech Research Laboratories, Inc., a Massachusetts corporation (the "PURCHASE Agreement"). This Proxy shall terminate on the Expiration Date (as such term is defined in the Voting Agreement). Notwithstanding any other provision of this Proxy, the undersigned stockholder may terminate this Proxy and be released from all obligations to vote her Shares in accordance with the provisions of this Proxy in the event the Voting Agreement is terminated pursuant to Section 8 of the Voting Agreement.

       The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 43 of Chapter 156B of the Annotated Laws of Massachusetts, or such successor provision of the law contained in Chapter 156D of the Massachusetts Business Corporation Act, which becomes effective on July 1, 2004), at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting (i) in favor of approval of the Purchase Agreement and in favor of any matter necessary to facilitate the Purchase Agreement, and (ii) against any Acquisition Proposal (as such term is defined in the Purchase Agreement), or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Purchase Agreement or which could reasonably be expected to result in any of the conditions to Parent's obligations under the Purchase Agreement not being


                                  Schedule 1-1
fulfilled; provided, however, that the undersigned shall not be required to vote the Shares and any New Shares in favor of approval of the matters identified in clause (i) or against the matters identified in clause (ii) of this paragraph if
(A) a Superior Offer (as such term is defined in the Purchase Agreement) is made after the date of this Agreement, and (B) in response to such Superior Offer the Board of Directors of Parent withholds, withdraws, amends or modifies its recommendation in favor of the Stockholder Approval Matters (as such term is defined in the Purchase Agreement) in a manner materially adverse to Buyer because the Board of Directors of Parent has reasonably concluded in good faith, after consultation with its outside counsel, that the failure to withhold, withdraw, amend or modify such recommendation would violate its fiduciary obligations under applicable law. The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

       Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.


                           [SIGNATURE PAGE TO FOLLOW]





                                  Schedule 1-2

       IN WITNESS WHEREOF, the undersigned has caused this Proxy to be executed as of the date set forth below.

         Dated:  April 16, 2004

                                           /s/ REBECCA S. KIPHART
                                           ------------------------------------
                                           REBECCA KIPHART



                                           Shares beneficially owned:

                                           CLASS OF SHARES             NUMBER
                                           ---------------             ------
                                           Common Stock.....           90,000


                                  Schedule 1-3